UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 (F) OR 15(D)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934


                   Date of Event Requiring Report: May 1, 1998




                             FLEXWEIGHT CORPORATION
             (Exact Name of Registrant as Specified on its Charter)


               0-9476                                    48-0680109
       (Commission File Number)           (IRS Employer Identification Number)


                                     KANSAS
         (State or Other Jurisdiction of Incorporation or Organization)




                                1946 Plateau Way
                               Wendover, NV 89883
                    (Address of Principal Executive Offices)




                                 (702) 664-3484
              (Registrant's Telephone Number, Including Area Code)




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ITEM 5.           OTHER EVENTS

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         On May 1, 1998,  Flexweight  Corporation (the "Company") entered into a
Reorganization Agreement (the "Agreement") with its wholly owned subsidiary, FLEX Holdings ("FLEX") and Oasis Hotel, Resort & Casino -III, Inc. ("Oasis"). Under the Agreement, FLEX is to merge into Oasis and Oasis will be the surviving entity as a wholly owned subsidiary of the Company. All outstanding shares of Oasis will be converted into shares of the Company and there will be no changes in or amendments to the Articles of Incorporation or Bylaws of Oasis. The executed Agreement and Plan of Merger are on file at the principal place of business of the surviving corporation (Oasis), 1946 Plateau Way, Wendover, Nevada 89883. They shall become effective upon filing of the Articles of Merger for FLEX and for Oasis with the Nevada Secretary of State.

The directors and officers of Oasis will remain after the merger and they are also replacing the current directors and officers of the Company. Walter Sanders, Sonny Longson and Richard Capri are Directors of the Company and of Oasis and Walter Sanders is President, Richard Capri is Secretary/Treasurer and Sonny Longson is Vice President of each of the two entities.

The transaction has been approved by majority vote of the shareholders of FLEX and of Oasis and a unanimous vote of their boards of directors and the board of directors of the Company. See Exhibit A - Press Release of May 11, 1998 and Exhibit B - Reorganization Agreement of May 1, 1998.




                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 1998


                                                          Flexweight Corporation



                                                    By:_/s/Walter Sanders ______
                                                       Walter Sanders, President